SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR 12 (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Smithtown Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New York	11-2695037
(State of incorporation or organization)	(IRS Employer Identification No.)

One East Main Street, Smithtown, NY	11787
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates:

                                (If applicable)

Securities to be registered pursuant to Section 12 (b) of the Act:

None

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12 (g) of the Act:

Rights to purchase Series A Participating Preferred Stock

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

On April 29, 2003, Smithtown Bancorp Inc., a New York corporation (the “Company”), amended the Shareholder Protection Rights Agreement, dated as of September 23, 1997 (the “Rights Agreement”), as amended by the Amendment to Shareholder Protection Rights Agreement, dated as of April 29, 2003, between the Company and Mellon Investor Services, L.L.C., a New Jersey limited liability company as successor in interest of ChaseMellon Shareholder Services, L.L.C. (“Mellon”), to provide that the Exercise Price (as defined in the Rights Agreement) was amended to be $135.00.

Item 2.	Exhibits

Exhibit No.	Description

(1)	Amendment to Shareholder Protection Rights Agreement, effective as of April 29, 2003, between the Company and Mellon Investor Services, L.L.C.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SMITHTOWN BANCORP, INC.

Dated: April 29, 2003	By:	/s/ BRADLEY E. ROCK
Name: Bradley E. Rock
Title: Chairman of the Board, President and Chief Executive Officer